    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1996
                                                       REGISTRATION NO. 33-
================================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF1933

                            USA WASTE SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                      73-1309529
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification Number)


                                                GREGORY T. SANGALIS
           5400 LBJ FREEWAY                   USA WASTE SERVICES, INC.
        SUITE 300 - TOWER ONE                     5400 LBJ FREEWAY
         DALLAS, TEXAS 75240                   SUITE 300 - TOWER ONE
            (214) 383-7900                      DALLAS, TEXAS 75240
                                                   (214) 383-7900
 (Address, including zip code, and      (Name, address, including zip code,
     telephone number, including          and telephone number, including
      area code, of registrant's          area code, of agent for service)
     principal executive offices)

                                   COPY TO:

                                DAVID J. GRAHAM
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

========================================================================================================================
          TITLE OF SECURITIES                 AMOUNT         PROPOSED MAXIMUM    PROPOSED  MAXIMUM        AMOUNT OF
           BEING REGISTERED                   BEING           OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION FEE
                                           REGISTERED          PER SHARE(1)           PRICE(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   4,000,000 Shares         $18.438           $73,752,000            $25,432
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales price of the Common Stock on the New York Stock Exchange on Thursday, January 4, 1995.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1996



PROSPECTUS
            , 1996


                                4,000,000 SHARES

                            USA WASTE SERVICES, INC.

                                  COMMON STOCK

                             --------------------

             The shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of USA Waste Services, Inc. (the "Company") covered by this prospectus are outstanding shares owned by the Selling Stockholders named herein. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Shares. The Common Stock is traded on the New York Stock Exchange under the symbol "UW." On January 4, 1996, the last reported sale price of the Common Stock on the New York Stock Exchange was $18 3/8 per share.

             The Selling Stockholders may offer the Shares from time to time, depending upon market conditions and other factors, in one or more transactions on the New York Stock Exchange or other national securities exchanges on which the Common Stock may be traded, in the over the counter market or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, and the Selling Stockholders may enter into arrangements to pledge Shares from time to time in connection with financing arrangements. The Shares may be offered from time to time in any manner permitted by law, including through underwriters, dealers or agents, or directly to one or more purchasers. To the extent required, a prospectus supplement will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers. See "Plan of Distribution."

             SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


                             --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment.    *
*  A registration statement relating to these securities has been filed   *
*  with the Securities and Exchange Commission.  These securities may     *
*  not be sold nor may offers to buy be accepted prior to the time the    *
*  registration statement becomes effective.  This prospectus shall not   *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************

                             AVAILABLE INFORMATION

             USA Waste Services, Inc. (together with its subsidiaries, the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: 500 West Madison, Suite 1400, Chicago, Illinois 60661; and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.
The Company's securities are listed on the New York Stock Exchange and the Company's registration statements, reports, proxy and information statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

             This Prospectus, which constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents filed by the Company or its predecessors with the Commission are incorporated by reference in this Prospectus: (a) Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) dated April 25, 1995, (b) Current Report on Form 8-K dated February 28, 1994, as filed by Envirofil, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, as amended by Form 8-K/A dated May 11, 1994, including the combined financial statements of the Acquired New Jersey Solid Waste Companies (as defined therein) as of December 31, 1992 and 1993 and for each of the three years in the period ended December 31, 1993, (c) Quarterly Reports on Form 10-Q, as amended, for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995, (d) Joint Proxy Statement and Prospectus for its 1995 Annual Meeting of Stockholders dated May 19, 1995,
(e) Current Report on Form 8-K dated June 30, 1995 and (f) the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A dated July 1, 1993, as amended by Form 8-B filed on
July 13, 1995.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference as a part of the Registration Statement, other than exhibits to such documents. Requests should be directed to the Company at 5400 LBJ Freeway, Suite 300-Tower One, Dallas, Texas 75240, Attention: Corporate Secretary (telephone: (214) 383-7900).

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information and financial data included elsewhere or incorporated by reference in this Prospectus. All financial and operating information included in this Prospectus has been restated to give retroactive effect to the acquisitions of Chambers Development Company, Inc.("Chambers") and Envirofil,
Inc. ("Envirofil") which have been accounted for as poolings of interests. References to "USA Waste" or the "Company" herein include USA Waste Services, Inc. and its subsidiaries.

                                  THE COMPANY

    USA Waste is the fourth largest integrated solid waste management company in North America and serves municipal, commercial, industrial and residential customers in 21 states. The Company's solid waste management services include collection, transfer and disposal operations and, to a lesser extent, recycling and certain other waste management services. USA Waste owns or operates 29 landfills, 22 transfer stations and 43 collection operations and serves more than 500,000 customers.


                              RECENT DEVELOPMENTS

         On December 18, 1995, the Company entered into an Agreement and Plan of Merger with Western Waste Industries ("Western"), whereby a subsidiary of the Company will be merged with and into Western (the "Merger"). In the Merger, shareholders of Western will receive 1.5 shares of Common Stock of the Company for each share of common stock of Western. The closing of the Merger is subject to approval by both companies' stockholders and certain other conditions. After the Merger, USA Waste will be the third largest solid waste company in North America and will own or operate 62 collection operations, 35 landfills and 25 transfer stations, serving more than one million customers in 23 states.

                                  THE OFFERING

Common Stock that may be offered from time to time by the Selling Stockholders  . . 4,000,000 shares

Common Stock outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65,655,421 shares(1)

New York Stock Exchange symbol  . . . . . . . . . . . . . . . . . . . . . . . . . . "UW"

-----------------
(1) As of January 4, 1996. Excludes approximately 5,769,239 shares issuable upon the exercise of outstanding options and warrants.

                                  RISK FACTORS

    In addition to other information set forth or incorporated by reference in this Prospectus, the following factors should be considered by prospective investors.

ABILITY TO MANAGE AND MAINTAIN GROWTH

    The Company has experienced rapid growth, primarily through acquisitions. The Company's financial results and prospects depend in large part on its ability to successfully manage and improve the operating efficiencies and productivity of these acquired operations. In particular, there can be no assurance that the Company will be able to successfully integrate the operations of Chambers, the Company's largest acquisition to date, or that the Company will successfully complete the merger with Western or, if completed, successfully integrate the operations of Western. Moreover, the ability of the Company to continue to grow will depend on a number of factors, including competition from other waste management companies, availability of attractive acquisition opportunities, availability of working capital, ability to maintain margins and the management of costs in a changing regulatory environment. The Company is continually seeking acquisition opportunities and believes that there exists a substantial number of potentially attractive consolidation opportunities in the solid waste management industry. The Company may pursue significant acquisitions if they can be achieved on acceptable terms. There can be no assurance that the Company will be able to continue to expand and successfully integrate operations.

HIGH DEGREE OF LEVERAGE; NEED FOR CAPITAL

    The long-term debt of the Company, including current maturities, as of December 31, 1995 was approximately $373 million. The Company maintains significant amounts of debt and expects to require additional capital from time to time to pursue its acquisition strategy and to fund internal growth. A portion of the Company's future capital requirements may be provided through future debt incurrences or issuances of equity securities. Future events or conditions that could adversely affect the Company's operations or financial condition may prevent the Company from fulfilling its obligations under its debt agreements or may limit the Company's ability to incur additional indebtedness or issue equity securities.

PROFITABILITY MAY BE AFFECTED BY COMPETITION

    The waste management industry is highly competitive and requires substantial capital resources. The industry consists of a few large national waste management companies as well as numerous local and regional companies of varying sizes and financial resources. The largest national waste management companies have significantly greater financial resources than the Company. Competition may also be affected by the increasing national emphasis on recycling, composting, incineration, and other waste reduction programs that could reduce the volume of solid waste collected or deposited in landfills.

POTENTIAL ADVERSE EFFECT OF GOVERNMENT REGULATION

    The Company's operations are subject to, and substantially affected by, extensive federal, state and local laws, regulations, orders and permits, which govern environmental protection, health and safety, zoning and other matters. These regulations may impose restrictions on the Company's operations that could adversely affect the Company's results, such as limitations on the expansion of disposal facilities, limitations on or banning disposal of out-of-state waste or certain categories of waste, or mandates regarding the disposal of solid waste. Because of heightened public concern, companies in the waste management business, including the Company, may become subject to judicial and administrative proceedings involving federal, state or local agencies. These governmental agencies may seek to impose fines on the Company or to revoke or deny renewal of the Company's operating permits or licenses for violations of environmental laws or regulations or to require the Company to remediate environmental problems at its sites or nearby properties, or resulting from its or its predecessors' transportation and collection operations, all of which could have a material adverse effect on the Company. The Company may also be subject to actions brought by individuals or community groups in connection with the permitting or licensing of its operations, any alleged violations of such permits and licenses, or other matters.

POTENTIAL ENVIRONMENTAL LIABILITY

    The Company is subject to liability for environmental damage that its landfills, transfer stations and collection operations have caused or may cause nearby landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of such assets or operations by the Company. The Company also may be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances the transportation, treatment or disposal of which was arranged for by the Company or the predecessor owner of operations or assets acquired by the Company. Any substantial liability for environmental damage could materially adversely affect the Company's operating results and financial condition.

SHARES ELIGIBLE FOR FUTURE SALE

        Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock. Of the 65,655,421 shares of Common Stock outstanding as of January 4, 1996, the 4,000,000 shares covered by this Prospectus are immediately saleable on the open market. In addition, the Company has a shelf registration statement covering approximately 6,000,000 shares that may be used for acquisitions.


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of November 10, 1995, and as adjusted to reflect the sale of the Common Stock offered hereby by the Selling Stockholders.

                                          BENEFICIAL OWNERSHIP                          BENEFICIAL OWNERSHIP
                                            PRIOR TO OFFERING          NUMBER OF           AFTER OFFERING
                                      ----------------------------   SHARES BEING    -------------------------
                                           NUMBER                   OFFERED HEREBY      NUMBER
SELLING STOCKHOLDER                      OF SHARES      PERCENT                        OF SHARES     PERCENT
John G. Rangos, Sr. . . . . . . . . .  7,733,911         12.7%          3,350,000      4,383,911      7.2%
John G. Rangos, Jr. . . . . . . . . .  2,051,128 (1)      3.4%            400,000      1,651,128      2.7%
Alexander W. Rangos . . . . . . . . .  2,022,129 (2)      3.3%            250,000      1,772,129      2.9%

    (1) Includes 780,413 shares held directly, 60,707 shares that may be purchased upon exercise of outstanding stock options that are presently exercisable and 1,210,008 shares owned by John Rangos Development Corporation, Inc.

    (2) Includes 751,414 shares held directly, 60,707 shares that may be purchased upon exercise of outstanding stock options that are presently exercisable and 1,210,008 shares owned by John Rangos Development Corporation, Inc. In addition, Alexander W. Rangos holds an option to purchase 50,000 shares that is not presently exercisable.

    In connection with the merger with Chambers, John G. Rangos, Sr. and Alexander W. Rangos were appointed to the Company's Board of Directors. In addition, John G. Rangos, Sr. became Vice Chairman of the Board of Directors, Alexander W. Rangos became an Executive Vice President of the Company and John
G. Rangos, Jr. became a consultant to the Company. In connection with the execution of the Agreement and Plan of Merger relating to the Merger with Western, the Company agreed with John G. Rangos, Sr., John G. Rangos, Jr. and Alexander W. Rangos to file with the Commission the Registration Statement of which this Prospectus is a part, John G. Rangos, Sr. resigned as Vice Chairman (but remains as a director of the Board) and Alexander W. Rangos became Vice Chairman of the Board of Directors and resigned as an Executive Vice President of the Company.

                              PLAN OF DISTRIBUTION

    The Selling Stockholders may offer the Shares from time to time, depending upon market conditions and other factors, in one or more transactions on the New York Stock Exchange or other national securities exchanges on which the Common Stock may be traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices or at fixed prices. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, or directly to one or more purchasers. Sales of the Shares may involve (a) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale, (b) block transactions in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (d) an exchange distribution in accordance with the rules of any such exchange, or (e) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions. The Selling Stockholders and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). In the event that any Selling Stockholder engages an underwriter in connection with the sale of the Shares, to the extent required, a prospectus supplement will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

    The Selling Stockholders may from time to time pledge Shares owned by them to secure margin or other loans made to one or more of the Selling Stockholders or to entities in which one or more of the Selling Stockholders may have a direct or indirect equity interest. The Selling Stockholders or any of them may also lend Shares owned by them to other entities in which one or more of the Selling Stockholders may have a direct or indirect equity interest. The person or entity receiving a pledge or loan of any Shares may sell them, in a foreclosure sale or otherwise, in the same manner as described above for a Selling Stockholder.

    The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

    Under the Exchange Act and applicable rules and regulations promulgated thereunder, any person engaged in a distribution of any of the Shares may not simultaneously engage in market making activities with respect to the Shares for a period, depending upon certain circumstances, of either two days or nine days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders.

    Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

                                 LEGAL MATTERS

    The validity of the issuance of the Shares will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

    The consolidated financial statements of the Company (i) as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A, and are included and incorporated by reference into the Company's Joint Proxy Statement and Prospectus dated May 19, 1995, and (ii) the supplemental consolidated financial statements of the Company as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which are included in the Company's Current Report on Form 8-K dated June 30, 1995, incorporated in this Prospectus by reference have been audited by Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of Envirofil, Inc. for the year ended June 30, 1993 incorporated by reference in this Prospectus, and the combined financial statements of the Acquired New Jersey Solid Waste Companies as of December 31, 1992 and 1993 and for each of the three years in the period ended December 31, 1993 incorporated into this Prospectus by reference to Envirofil, Inc.'s Form 8-K filed with the Commission on February 28, 1994, as amended by Envirofil, Inc.'s Form 8-K/A filed with the Commission on May 11, 1994, have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP, independent public accountants, given on the authority of that firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Chambers at December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus and included and incorporated by reference in the Joint Proxy Statement and Prospectus dated May 19, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

================================================================================

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             --------------------


                               TABLE OF CONTENTS


                                               PAGE
Available Information . . . . . . . . . . . .   2
Incorporation of Certain Documents
   by Reference . . . . . . . . . . . . . . .   2
Prospectus Summary  . . . . . . . . . . . . .   3
Risk Factors  . . . . . . . . . . . . . . . .   4
Use of Proceeds . . . . . . . . . . . . . . .   5
Selling Stockholders  . . . . . . . . . . . .   5
Plan of Distribution  . . . . . . . . . . . .   6
Legal Matters . . . . . . . . . . . . . . . .   6
Experts . . . . . . . . . . . . . . . . . . .   7





================================================================================





================================================================================





                                4,000,000 SHARES


                                   USA WASTE
                                 SERVICES, INC.


                                  COMMON STOCK





                                   PROSPECTUS





                                     , 1996


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be paid by the registrant in connection with this offering other than underwriting discounts and commissions, if any, are estimated as follows:

Securities and Exchange Commission registration fee . . . . . . . . . . .         $ 25,432
Printing and engraving  . . . . . . . . . . . . . . . . . . . . . . . . .           50,000
Accounting services . . . . . . . . . . . . . . . . . . . . . . . . . . .           50,000
Legal services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           50,000
Transfer agent and registrar fees . . . . . . . . . . . . . . . . . . . .           10,000
Blue Sky fees and expenses  . . . . . . . . . . . . . . . . . . . . . . .           15,000
Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . . . . . . .            4,568
                                                                                  --------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $205,000
                                                                                  ========

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation and Bylaws contain provisions permitted by the Delaware Corporation Law (under which the Company is organized) which, in general terms, provide that directors and officers will be indemnified by the Company for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Company, if they meet certain specified conditions. In addition, the Company's Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law, which limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty of care and provide for the advancement by the Company to directors and officers of expenses incurred by them in defending suits arising out of their service as such. The Company has also entered into agreements with ifs officers and directors which essentially provide that the Company will indemnify the officers and directors to the extent set forth in the Certificate of Incorporation and Bylaws of the Company. In addition, the Company maintains a directors' and officers' liability insurance policy.

ITEM 16.     LIST OF EXHIBITS.

         The following instruments are included as exhibits to this Registration Statement and are filed herewith unless otherwise indicated. Exhibits incorporated by reference are so indicated by parenthetical information.

      5.1        Opinion of Andrews & Kurth L.L.P.
     23.1        Consent of Andrews & Kurth L.L.P. (Include in Exhibit 5.1)
     23.2        Consent of Coopers & Lybrand L.L.P.
     23.3        Consent of Deloitte & Touche LLP
     23.4        Consent of Arthur Andersen LLP
     24.1 Powers of attorney (included on the signature page contained in Part II of this Registration Statement)

ITEM 17.     UNDERTAKINGS.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question wh ether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Company hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1), 424(b)(4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THE 8TH DAY OF JANUARY, 1996.

                                        USA WASTE SERVICES, INC.



                                        By:         /s/ John E. Drury
                                            -----------------------------------
                                                      John E. Drury
                                                 Chief Executive Officer


                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Drury, Earl E. DeFrates and Gregory T. Sangalis and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 8, 1996.

                 SIGNATURE                                       TITLE
                 ---------                                       -----
            /s/ John E. Drury               Chairman of the Board and Chief Executive
    -----------------------------------     Officer (Principal executive officer)
               John E. Drury

           /s/ Earl E. DrFrates             Executive Vice President and Chief Financial
    -----------------------------------     Officer (Principal financial officer)
              Earl E. DeFrates

           /s/ Bruce E. Snyder              Vice President and Controller (Principal
    -----------------------------------     accounting officer)
              Bruce E. Snyder

       /s/ Donald F. Moorehead, Jr.         Vice Chairman
    -----------------------------------
          Donald F. Moorehead, Jr.

        /s/ David Sutherland-Yoest          President and Director
    -----------------------------------
           David Sutherland-Yoest

            /s/ George L. Ball              Director
    -----------------------------------
               George L. Ball

           /s/ Peter J. Gibbons             Director
    -----------------------------------
              Peter J. Gibbons

         /s/ Richard J. Heckmann            Director
    -----------------------------------
            Richard J. Heckmann

                                            Director
    -----------------------------------
             William E. Moffett

                                            Director
    -----------------------------------
            John G. Rangos, Sr.

                                            Vice Chairman and Director
    -----------------------------------
            Alexander W. Rangos

                               INDEX TO EXHIBITS

   Exhibit
    Number                               Description
    ------                               -----------
      5.1     Opinion of Andrews & Kurth L.L.P.
     23.1     Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
     23.2     Consent of Coopers & Lybrand L.L.P.
     23.3     Consent of Deloitte & Touche LLP
     23.4     Consent of Arthur Andersen LLP
     24.1     Powers of attorney (included on the signature page contained in
              Part II of this Registration Statement).